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                                LINE OF CREDIT NOTE
                                -------------------


$650,000.00                                            Hartford, Connecticut
                                                           November 25, 1996

FOR VALUE RECEIVED, the undersigned, PHYSICIANS CARE FOR CONNECTICUT, INC., a Connecticut corporation located at 1520 Highland Avenue, Cheshire, Connecticut 06410 (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK, a national banking association, (the "Lender"), at its office at 777 Main Street Hartford, Connecticut 06115 or at such other place as the holder hereof may designate, the principal amount advanced hereunder and remaining unpaid, up to a maximum amount of SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00) (the "Principal Amount") in lawful money of the United States, together with interest on the Principal Amount, beginning on the date hereof, before and after maturity or judgment, at a per annum rate determined as provided below.

    1. INTEREST RATE: Each advance under this Note (each a "Loan Advance") shall bear interest at a per annum rate equal to either (a) a floating rate equal to Lender's Prime Rate (as hereinafter defined) or (b) a fixed rate equal to one hundred (100) basis points above the LIBOR Rate (as determined for each Interest Period applicable thereto) for available Interest Periods of thirty (30), sixty (60) or ninety (90) days. The Borrower shall elect either option (a) or (b) as provided below.

    2. REQUESTS FOR ADVANCES: Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telephone, facsimile or in writing, of the desired borrowing. Such notice (the "Notice of Borrowing") shall specify the date of the proposed borrowing, the amount requested, whether the advance shall be a Prime Rate Loan or a LIBOR Rate Loan, and, if a LIBOR Rate Loan, the duration of the initial available Interest Period. Each Notice of Borrowing for advances which are Prime Rate Loans must be received by Lender no later than 1 1:00 a.m., Hartford, Connecticut time on the day such borrowing is requested, and each Notice of Borrowing for advances which are LIBOR Rate Loans must be received by Lender no later than 10:00 a.m., Hartford, Connecticut time at least three
(3) Business Days' prior to the day such borrowing is requested. Any Notice of Borrowing that is not in writing shall be followed by a written confirmation by the Borrower, provided that if such written confirmation differs in any respect from the action taken by Lender, the records of Lender shall control, absent manifest error. Lender shall enter each Loan Advance as a debit on a loan account maintained by Borrower with Lender (the "Loan Account"). Lender may also record in the Loan Account, in accordance with customary banking procedures, all fees, accrued and unpaid interest, late fees, usual and customary bank charges for the maintenance and administration of accounts maintained by Borrower and other fees and charges which are properly chargeable to Borrower in connection with the Loan Advances and all payments, subject to collection, made by Borrower on account of or to Lender.
 Borrower may repay and reborrow advances that are made under this Note, subject, however, to the prepayment terms

                                   -2-

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contained below.  Borrower's right to request advances under this Note shall terminate on the Termination Date.

    3. ELECTION AND CONTINUATION OF INTEREST PERIODS. Any Prime-Rate Loan shall continue as a Prime Rate Loan until the Borrower elects to convert it to a LIBOR Rate Loan as provided below. Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period by the Borrower giving irrevocable written notice to Lender of the duration of the next available Interest Period to be applicable to any such LIBOR Rate Loan not less than three (3) Business Days prior to the last Business Day of the then current Interest Period with respect to such LIBOR Rate Loan, provided that no LIBOR Rate Loan may be continued as such: (i) at a time when any Event of Default (or event or condition which would constitute an Event of Default but for the giving of notice or passage of time or both) has occurred and is continuing and (ii) after the date that is thirty (30) days prior to the Termination Date. Unless Borrower elects to convert to a different interest rate as provided below, if a LIBOR Rate Loan is not continued as a LIBOR Rate Loan, all as provided above, then any such loan shall automatically be converted to a Prime Rate Loan on the last day of the then expiring Interest Period.

    4. CONVERSION OF LOANS TO A DIFFERENT INTEREST RATE. The Borrower may elect from time to time to convert (a) a LIBOR Rate Loan to a Prime Rate Loan or (b) a Prime Rate Loan to a LIBOR Rate Loan as provided in this section. Borrower shall exercise such election by giving the Lender not less than three (3) Business Days prior irrevocable written notice of such election; provided that any such conversion of a LIBOR Rate Loan to a Prime Rate Loan shall only be made on the last Business Day of the then current Interest Period with respect thereto. Any such notice of conversion to a LIBOR Rate Loan shall specify the length of the available Interest Period applicable thereto.

    5. PAYMENTS OF INTEREST. Interest on this Note shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Monthly payments of interest shall be due and payable in arrears on the first day of each month, commencing December 1, 1996, until this Note is paid in full.

    6. PAYMENTS OF PRINCIPAL. If not sooner paid, the aggregate outstanding Principal Amount of this Note, together with all accrued and unpaid interest thereon and any other fees or charges then due, shall be due and payable on the Termination Date.

    7. DEFINITIONS. As used in this Note and not defined elsewhere in this Note, the following terms shall have the following meanings:

            a. "Business Day" means any day other than a day on which commercial banks in Hartford, Connecticut are required or permitted by law to close.

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            b.    "Interest Period" means with respect to advances bearing
interest at the LIBOR Rate, an available period of thirty (30), sixty (60) or ninety (90) days, provided that:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (3) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

            c. "LIBOR Rate" means, with respect to any LIBOR Rate Loan for each applicable Interest Period, the rate per annum determined by the Lender to be equal to the quotient of (a) the London Interbank Offered Rate for such LIBOR Rate Loan for such Interest Period, divided by (b) one (1) minus the Reserve Percentage for such Interest Period, expressed as follows:


                    LIBOR Rate = London Interbank Offered Rate
                                 -----------------------------
                                    1 - Reserve Percentage

            d. "LIBOR Rate Loan" means an advance that bears interest at a rate equal to the LIBOR Rate plus one hundred (I 00) basis points.

            e. "London Interbank Offered Rate" means, with respect to any applicable Interest Period for a LIBOR Rate Loan, the rate per annum at which the Eurodollar office of the Lender is offered, in the London interbank Dollar deposits market, at or about 1 1:00 a.m. London time, two (2) business days prior to the first day of such Interest Period, Dollar deposits, for a period, and in an amount comparable to such Interest Period and principal amount of the LIBOR Rate Loan which shall be made by the Lender and outstanding during such Interest Period.

            f. "Prime Rate" means the rate of interest announced from time to time by Lender at its office in Hartford, Connecticut as its prime rate. Such Prime Rate may not be the lowest or best rate that is made available by Lender to its commercial borrowers.

            g. "Prime Rate Loan" means an advance that bears interest at a rate equal to Lender's Prime Rate. The interest rate on each Prime Rate Loan shall change, without notice to Borrower, each time that Lender's Prime Rate changes so that the rate of interest on a Prime Rate Loan is at all times equal to Lender's Prime Rate.

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            h.    "Reserve Percentage" means the maximum marginal percentage as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for Lender in respect of eurodollar deposits having a maturity equal to the Interest Period as the Borrower may elect pursuant to the terms of this Note. With respect to the LIBOR Rate, any change in the interest rate because of a change in the Reserve Percentage shall become effective, without notice or demand, on the date on which such change in the Reserve Percentage becomes effective.

            i.    "Termination Date" means November 22, 1997.

    8. ILLEGALITY. Notwithstanding any other provisions hereof, if any applicable law or governmental regulation, guideline, order or directive, or any change therein or in the interpretation or application thereof by any governmental authority charged with the interpretation or the administration thereof (whether or not having the force of law) shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans as contemplated by this Note:
(i) the obligation of the Lender to continue LIBOR Rate Loans shall forthwith be cancelled, and (ii) such amounts then outstanding shall be automatically converted, without notice, to Prime Rate Loans on the last day of the then current Interest Period or within such earlier time as required by law. If any such conversion of LIBOR Rate Loans is made on a day that is not the last Business Day of the then current Interest Period applicable thereto, Borrower shall pay the Lender such amount or amounts required pursuant to Section 13 below.

    9. BASIS FOR DETERMINING LIBOR INADEQUATE OR UNFAIR. In the event that the Lender shall have determined (which determination, absent manifest error, shall be conclusive and binding upon Borrower) that (J) by reason of circumstances affecting the Interbank LIBOR market, adequate and reasonable means do not exist for determining the LIBOR Rate, or (H) Dollar deposits in the relevant amount and for the relevant maturity are no longer available to the Lender in the Interbank LIBOR market, or (iii) the continuation of LIBOR Rate Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the Interbank LIBOR market, or (iv) the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of maintaining LIBOR Rate Loans, or (v) the LIBOR Rate shall no longer represent the effective cost to the Lender of U.S. Dollar deposits in the relevant market for deposits in which it regularly participates, the Lender shall give the Borrower notice of such determination as soon as practicable. If such notice is given a LIBOR Rate Loans shall be automatically converted, without notice, to Prime Rate Loans effective on the last Business Day of the then current Interest Period applicable thereto. Until such notice has been withdrawn, the LIBOR Rate shall not be continued.

    10. COSTS AND EXPENSES. The Borrower shall pay all taxes levied or assessed on this Note or the debt evidenced hereby against the Lender, together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect and/or enforce this Note or to enforce the Loan Agreement between Borrower and Lender dated the same date as this Note (the "Loan Agreement") or any other agreement relating to this Note or the Loan Agreement or

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any other agreement or in any litigation or controversy arising from or connected with the Loan Agreement or any other agreement, or this Note.

    11. INCREASED COSTS. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

         a. subject the Lender to any tax of any kind whatsoever (except taxes on the overall net income of the Lender) with respect to the Loan Agreement, this Note or any of the loans made by it or change the basis of taxation of payments to the Lender in respect thereof (except for changes in the rate of tax on the overall net income of the Lender);

         b. impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

         c. in the opinion of the Lender, cause this Note, any loan made under this Note or under the Loan Agreement to be included in any calculations used in the computation of regulatory capital standards; or

         d.    impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender deems to be material, of making, converting into, continuing and/or maintaining the loans made pursuant to this Note (the "Loans") or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans, then, in any case, the Borrower shall promptly pay the Lender, upon its demand, such additional amounts necessary to compensate the Lender for such additional costs or such reduction in payment, as the case may be (collectively the "Additional Costs"). The Lender shall certify the amount of such Additional Costs to the Borrower, and such certification, absent manifest error, shall be deemed conclusive.

    12. CAPITAL ADEQUACY PROTECTION. If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as the Lender believes in good faith that such has the force of law or that the failure to so comply would

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be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any of the Lender's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by the Lender in its judgment to be material, then, promptly upon demand, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such additional amounts as shall be sufficient to compensate the Lender for such reduced return, together with interest on each such amount from the date of such specification by the Lender until payment in full thereof at the highest rate of interest (other than the default rate of interest) due on the Loans. A certificate of the Lender setting forth the amount to be paid to the Lender shall, in the absence of manifest error, be deemed conclusive. In determining such amount, the Lender shall use any reasonable averaging and attribution methods. The Borrower may, however, avoid paying such amounts for future rate of return reductions if, within the maximum borrowings permitted herein, the Borrower borrows such amounts as will cause the Lender to avoid any such future rate of return reductions which would otherwise be caused by such changed capital adequacy requirements or the Borrower agrees to a reduction in the Loans to achieve the same result.

    13. INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss (including any of the additional costs referred to above and any lost profits) or expense that it may sustain or incur as a consequence of (i) a default by the Borrower in the payment of the principal of or interest due on this Note, or (H) the making of a prepayment of the Principal Amount bearing interest at the LIBOR Rate on a day which is not the last day of the then cur-rent Interest Period applicable thereto, including, but not limited to, in each case any such loss or expense arising from the reemployment of funds obtained by it or from fees, interest or other amounts payable to terminate the deposits from which such funds were obtained. The Lender shall prepare a certificate as to any additional amounts payable to it pursuant to this Section 13, which certificate shall be submitted by the Lender to the Borrower and shall, absent manifest error, be deemed conclusive.

    14. LAWFUL INTEREST. Notwithstanding any provisions of this Note, it is the understanding and agreement of the Borrower and Lender that the maximum rate of interest to be paid by the Borrower to the Lender shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as the Lender to a commercial borrower such as the Borrower under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

    15. LATE CHARGE. Without limiting the Lender's rights and remedies with respect to the Event of Default that will have occurred, the Borrower hereby agrees to pay a "late charge" equal to five percent (50/6) of any installment of interest or other amount due to the Lender which

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is not paid within ten (10) days of the due date thereof to defray the extra expense involved in handling such delinquent payment.

    16.  PREPAYMENTS.

         a. The Borrower may, at its option and upon two (2) Business Days' prior written notice (which notice shall be irrevocable), prepay the Principal Amount of a LIBOR Rate Loan or a Prime Rate Loan on the following conditions: (a) the Borrower shall pay all accrued interest on the Principal Amount being paid to the date of the prepayment and, in the case of prepayments in full, all fees, charges, costs, expenses and other amounts then due hereunder; and (b) such Principal Amount of a LIBOR Rate Loan shall only be prepaid on the last Business Day of the then current Interest Period with respect thereto. In its notice, the Borrower shall specify the date and amount of the prepayment. In the event that any prepayment of the Principal Amount of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify the Lender therefore as provided in this Note.

         b. In the event that Borrower makes a prepayment and does not specify in its notice of prepayment whether the prepayment is to be applied to a LIBOR Rate Loan or a Prime Rate Loan, then Lender shall apply such prepayment in such order as Lender in its sole discretion shall determine.

    17. EVENTS OF DEFAULT. The Borrower agrees that the occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Reference is hereby made to the Loan Agreement for the other terms and conditions relating to the loan evidenced by this Note which are incorporated in this Note by reference. Upon the occurrence of any Event of Default the availability of advances hereunder shall, at the option of the Lender, be automatically terminated and the Lender, at its option, may declare all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges, other amounts due under this Note and all other liabilities and obligations of the Borrower to the Lender to be immediately due and payable, whereupon the same shall become immediately due and payable; ALL of the foregoing without demand, presentment protest or notice or any kind, all of which are hereby expressly waived by the Borrower. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence of any Event of Default, without in any way affecting the Lender's other rights and remedies, or after maturity or judgment, the interest rate applicable to the outstanding principal balance of this Note shall automatically change without notice to a floating per annum rate equal to five percentage points (5.0%) above the otherwise applicable rate.

    18. LIEN AND RIGHT OF SETOFF. The Borrower hereby gives the Lender a lien and right of setoff for all liabilities arising hereunder upon and against all the deposits, credits and property of Borrower now or hereafter in the possession, custody, safekeeping or control of the Lender or in transit to it. Lender may, upon the occurrence of an Event of Default@ without notice and

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without first resorting to any collateral which may now or hereafter secure this Note, apply or set off the same, or any part thereof, to any liability of the Borrower, even though unmatured.

    19. NO WAIVER. Failure by the Lender to insist upon the strict performance by Borrower of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Lender shall retain the right thereafter to insist upon strict performance by the Borrower of any and all terms and provisions of this Note or any agreement securing the repayment of this Note.

20. GOVERNING LAW. This Note shall be governed by the laws of the State of Connecticut.

21. PREJUDGMENT REMEDY AND OTHER WAIVERS. THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND RESERVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT OF PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATION. THE BORROWER ACKNOWLEDGES THAT IT ????? THIS WAIVER KNOWLINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY UNDER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

22. JURY WAIVER. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT ?????. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed this 25th day of November, 1996.

                                  PHYSICIANS CARE FOR CONNECTICUT, INC.



                                  By
                                     -----------------------------------
                                     Joseph R. Coffey
                                     Title:  Chief Executive Officer




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